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                                                                    Exhibit 10.2

                              MEMBERSHIP AGREEMENT

     THIS MEMBERSHIP AGREEMENT is entered into as of December   , 1998, by and
among FORUM STAR, INC., AMERICAN SEAFOODS COMPANY, HARVESTER ENTERPRISES, INC., MUIR MILACH, INC., TRACY ANNE, INC., NEAHKAHNIE FISHERIES, INC., AND SEA STORM, INC., and any other Member admitted pursuant to this agreement (together, the "Members") and Offshore Pollock Catchers Cooperative, a Washington nonprofit corporation.

                                    RECITALS

         A. The 1998 American Fisheries Act, ("the Act"), provides that, after an allocation of ten percent (10%) of the total allowable catch of Pollock in the Bering Sea and Aleutian Islands Management Area to the Western Alaska community development quota program and certain bycatch reserves, forty percent (40%) of the remaining quota is allocated to catcher/processors and catcher vessels harvesting Pollock for processing by catcher/processors. Of this 40%, at least eight and one half percent (8.5%) shall be available to the catcher vessels listed in section 208(b) of the Act (the "Catcher Vessel Share").

         B. The Members of the Cooperative own or charter all of the vessels that qualify under section 208(b) of the Act.

         C. The BS/AI Pollock Fishery has been traditionally managed on an "open access" or "Olympic Competition" basis. Under this management regime, each fishery participant has an incentive to harvest as much resource as possible as quickly as possible, because when the common pool of the relevant sector's Pollock Fishery quota is consumed, that sector is closed to all participants.

         D. Because it promotes a "race for the fish," open access management encourages wasteful fishing and processing practices (as participants have an incentive to maximize harvest rather than optimize utilization of their catch), and creates a strong disincentive to employ careful fishing practices that have been demonstrated to reduce incidental catch of non-target species.

         E. The Members believe that by reaching agreement regarding the amount of the allocation to which each of them will be entitled, it will be possible to maximize the value obtained from the fish and to reduce the incidental catch of non-targeted species.

         F. The Act requires that in the event that a catcher vessel cooperative is formed by the Members of this Agreement, the Agreement must provide penalties to prevent the Members from exceeding in 1999, the traditional levels harvested by such vessels in all other fisheries in the exclusive economic zone of the United States.

         Now, therefore, the parties agree as follows:

1.       Entitlement to Harvest.




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         a. Allocations: To enable each of them to extract the maximum amount of value from the fish that is available for harvest, and to provide each of them with the opportunity to take bycatch avoidance measures without adversely affecting their ability to remain competitive, each Member hereby agrees, subject to the terms and conditions of this Membership Agreement, the Articles of Incorporation and the Bylaws of the Cooperative, to harvest or arrange for the harvest of not more than the percentage of BERING SEA and ALEUTIAN ISLANDS Directed Pollock fishery as defined in Section 205(4) of the Act, listed on the schedule attached hereto as Exhibit A and incorporated herein by reference (the "Harvest Schedule").

         b. Management Measures. Each Member's allocation of Pollock and other groundfish species shall be subject to all management measures generally applicable to the catcher/processor and catcher vessel Section 206(2) allocation allocated under Section 1.a., above (including but not limited to seasonal apportionments and area harvest restrictions) on a discreet, individual basis; i.e., each Member shall be restricted to harvesting no greater percentage of such Member's allocation in any season or area than the aggregate percentage of the catcher/processor and catcher vessel Section 206(2) allocation permitted to be harvested in such season or area. Each Member shall have the individual authority to carry over from season to season a percentage of that Member's seasonal apportionment for each species no greater than the carry-over percentage generally applicable to the catcher/processor and catcher vessel
Section 206(2) allocation.


         c. Acquisition or Transfer of Harvesting Allocation. Not withstanding the provisions of Section 1.a and 1.b. above, and subject to limits imposed by law, each Member shall have the right to transfer some or all of such Member's Pollock and other groundfish allocation(s) to one or more other Members or members of any catcher-processor Pollock cooperative, and shall have the right to acquire Pollock and other groundfish and/or the rights to harvest Pollock and groundfish from the catcher vessels, or catcher-processors or any of them, or an assocation they may form , on any terms each Member may agree upon. Member doing so shall notify the Cooperative and Sea State, Inc. or such other independent quota monitoring service as the Cooperative may retain from time to time (the "Monitoring Service") within seven (7) days, and in any case, prior to the harvest of any portion of a transferred allocation. Upon providing such notice, the relevant Members' Harvest Schedules and/or non-Pollock allocation percentages shall be considered to be amended accordingly for the term of the transfer agreement.

         d. Limitation on Participation in Fisheries Other Than Pollock: Each Member agrees to identify its traditional fisheries and its historical level of participation in those fisheries The board shall then determine which vessels and


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                to what extent each Member may participate in each fishery so that the traditional levels of harvest, as defined in Section 205(5) of the Act, by the Members in 1999 does not exceed the traditional levels harvested by section 208(b) vessels in other fisheries in the exclusive economic zone of the United States The board shall then assign entitlement to participate in a fishery based upon prior participation. Priority shall be based on the extent of prior participation.

                Upon the Board of Directors or two or more Members in good standing concluding that a Member may have participated in a fishery in which he was not entitled, Section 4.4 of the Bylaws shall be implemented for a determination of whether there has been an unauthorized participation, and if so, the penalty to be assessed. To determine the proper penalty, the forum shall be guided by the penalties assessed by judicial forums for illegal participation in similar fisheries. All revenue resulting from the assessment of penalties shall be used as determined by the Board of Directors.

         2. Harvest Entitlement Monitoring. To enable each Member and the Cooperative to monitor other Members' compliance with Paragraph 1 above, each Member hereby agrees that it shall require in each contract for sale of its share of the harvest as provided for in paragraph 1 above, that the purchaser shall provide to Sea State, Inc. or such other independent monitoring service as the Cooperative may retain from time to time, (the "Monitoring Service"), all data and forms, including private and governmental forms that reflect the quantities of harvest entitlement purchased. Additionally, each Member shall waive any confidentiality entitlement that it may have regarding data that any U.S. or state governmental agency may have regarding its Pollock catch and by-catch records and information regarding participation in other fisheries, after the date of this agreement, and shall direct the U.S. and/or state agencies to provide such information to the Monitoring Service. Each Member agrees that absent manifest error, the data produced for the Cooperative by the Monitoring Service shall be presumed accurate, and that, absent manifest error, each Member's obligations under this agreement and all related documents may be enforced to their fullest extent on the basis of such data.

         3. Harvest Schedule Enforcement. Each Member acknowledges and agrees that the benefits associated with the Member's mutual harvest agreement will only accrue to the Members if each of them strictly complies with the Harvest Schedule. Each Member acknowledges that all other Members will be taking certain significant operational and financial actions based on this Agreement, and that a breach of this Agreement by any Member would have significant adverse consequences. Therefore, to facilitate enforcement of this Agreement, each Member agrees to the procedures set forth in this Section 3.

                  a. Forfeiture Amount Calculation. Not less than twenty (20) days before each Pollock Fishery opening, the Cooperative Board of Directors shall establish a penalty amount per ton of Pollock (the "Value").


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                  b. Bonding or Alternative Security. Not more than ten (10)
         days following announcement of the Value by the Board of Directors, each Member shall post with the Cooperative either:


                           (i) a bond (the "Harvest Bond") securing that
                  Member's performance under this Agreement, in an amount equal to (i) the Value multiplied by (ii) fifty percent (50%) of the tons of Pollock available to such Member in the following calendar year based on such Member's Harvest Schedule percentage,

                                       or

                           (ii) an alternative security acceptable to the Board
                  of Directors (the "Alternative Security").

                  c. Over-harvest Forfeiture. Following the close of each Pollock Fishery season, the Board of Directors shall review the seasonal harvest data from the Monitoring Service and NMFS, and report to the Members concerning the Members' compliance with the Harvest Schedule. Upon the Members determining in accordance with the organization's Bylaws that a Member has provided for the harvest of an amount of Pollock from the Pollock Fishery in excess of that Member's percentage of the quota, as determined with reference to NMFS seasonal allocation (as the same may have been modified during the respective season) and the Harvest Schedule, the Cooperative shall have the right to collect from such Member an amount equal to the Value multiplied by the number of metric tons by which such Member's harvest exceeded that Member's allocation. This amount may be collected through any reasonable process, including but not limited to forfeiture of the Member's Harvest Bond or Alternative Security.

                  d. Voluntary Compliance. The Members and the Cooperative agree that upon the Cooperative's Members determining that a Member has over-harvested its Harvest Schedule percentage, the Cooperative shall provide the over-harvesting Member with fifteen (15) days advance notice of its intent to exercise its rights of collection against an over-harvesting Member's Harvest Bond, during which period the Member may request reconsideration of the enforcement action or may propose an alternative method of compensating the remaining Members and the Cooperative for the damages suffered as the result of such Member's over-harvest. The remaining Members may grant or deny any request for reconsideration and may approve or disapprove any alternative form of compensation in their sole discretion.

                  e. Actual Damages and Enforcement Expenses. Each Member agrees that in the case of an over-harvest that results in a forfeiture amount in excess of the value of the Member's bond, the Cooperative shall be entitled to actual damages in addition to the forfeited amount, which shall be distributed in accordance with Section 3.g., below upon the collection of the arbitrators' award. The prevailing party in an enforcement action shall be entitled to an award of its reasonable costs, fees and expenses, including attorneys and arbitrator fees, incurred in the action by said party.


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                  f. Bond Enforcement. Each Member agrees to take all actions and execute all documents necessary or convenient to give effect to the Harvest Bond enforcement procedure contemplated under this Section 3.



                  g. Distribution of Bond Proceeds and Damages. All funds forfeited or awarded to Members and or the Cooperative under this provision shall be distributed pro rata among the Members whose harvest share was less than their Harvest Schedule allocation, with each Member receiving a fraction of such funds the numerator of which is the amount by which such Member's Pollock Fishery catch was less than such Member's Harvest Schedule allocation, and the denominator of which is the sum of all Members' catch shortfalls.

         4. Term and Termination. This Agreement shall take effect as of its execution by all Members and may be terminated by any Member upon the occurrence of one or more of the following:

                  a. on or after September 1, 2000, NMFS implements or enforces a regulation that excludes a Member from participating in one of the below listed fishery in which he has traditionally participated as a result of that Member's participation in this Cooperative, and as a result thereof, at least fifty percent of the Membership, in writing, request the termination of this Agreement. The request must be filed before September 15 of the year in which it is filed and the termination shall be effective on December 31 of the year in which the notice is filed.

                           1. Bering Sea Cod;

                           2. Alaska Scallops

                           3. Bristol Bay King Crab ; or

                  b. there is a determination by any government agency of competent jurisdiction or the Cooperative that this Agreement violates either State or Federal antitrust or unfair competition law, or unreasonably exposes any Member or the Cooperative to civil antitrust or unfair competition; or

                  c. a vessel other than those listed on Exhibit A is legally authorized to harvest Pollock from the allocation to vessels under
         Section 208 (b) of the Act unless the operator of such vessel has agreed to be bound by the terms of this Agreement; or,

                  d. ownership or control of a vessel listed in Exhibit A is transferred to a party that is not a Member and that party has not agreed to be bound by the terms of this Agreement; or


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                  e. termination or modification of the inshore/offshore
         allocation specified in Section 206 (b) of the Act; or


                  f. as of December 31st of any of the calendar years 2000 and thereafter, at least 50% or more of Members delivering a notice of termination to all other Members on or before September 1st of such year, if such notice of termination is not rescinded by any of the terminating Member(s) on or before September 15th of such year; or

         Termination of this Agreement shall not relieve any Member of its obligations to pay the damages set forth in Section 3 in connection with the determination of over-harvest.

         5. Public Interest Research and Publication. The Members acknowledge that the primary purposes of the harvesting arrangement contemplated hereunder are improving their utilization of resources harvested in the Pollock Fishery, reducing the incidental catch of non-target species, promoting local employment in the Pollock Fishery, and promoting the adoption and continued support of resource utilization and conservation arrangements such as those contemplated under this Agreement. The Members therefore agree to contribute to research and publication concerning these issues. The amount shall be determined by the board at the beginning of each year. All such research and publication is to be conducted in the public's interest, and the results of all such research shall be made available to the general public at no charge.

         6. Bycatch. Each Member acknowledges and agrees that reducing incidental catch of non-target species to the maximum reasonable extent is a primary objective of the Members and the Cooperative. Each Member therefore agrees to employ such reasonable bycatch avoidance techniques as the Board of Directors and/the Monitoring Service and/or other Cooperative agents may recommend from time to time.

         7. Membership Agreement Enforcement. Each Member agrees that the Board of Directors of the Cooperative may enforce this Membership Agreement on behalf of the Cooperative and/or any of its Members. The procedure for doing so shall be as provided ln the Cooperative's Bylaws.

         8. Vessel Transfer Restrictions. Each Member acknowledges that the other Members will make investments in equipment and vessel modifications designed to improve their utilization of the Bering Sea resources in reliance on this Agreement, and that a breach of this Agreement during its term by any of them may cause the remaining Members to suffer substantial adverse economic consequences. In addition, each Member acknowledges that one of the primary purposes of this Agreement is to improve all Member's abilities to avoid certain non-target species, and that failure to constrain such incidental catch could result in premature closure of certain Bering Sea or Aleutian Islands fisheries, at substantial cost to all Members.


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                  a. Each Member agrees that so long as this Agreement remains in effect, no Member shall have the authority to sell, charter or transfer operating authority over a Vessel to a party not bound by this Agreement, regardless of whether such transfer is temporary or permanent, and regardless of whether such transfer is effected as part of a vessel sale or otherwise, unless the proposed transferee first assumes all of the transferring Member's obligations under this Agreement Each Member further agrees that should a Vessel that it owns, charters or manages be transferred to a party not bound by this Agreement, all BSAI groundfish harvested outside of this Agreement by such Vessel shall be deducted from such Member's allocation(s) under this Agreement. Any attempted or purported transfer of a Vessel other than in compliance with this Section shall be void.

                  b. Each Member warrants that each Vessel under that Member's ownership, control or management shall be operated in accordance with this Agreement, regardless of whether such Vessel(s) remain under such Member's ownership, control or management.

         9. Remedies and Attorneys' Fees. In addition to any of the remedies provided in this Agreement, each Member and the Cooperative shall have the right to have any provision of this Agreement specifically enforced through injunction, restraining order or any other form of equitable relief. In connection with any legal proceeding related to this Agreement, the non-prevailing party shall pay the prevailing party's reasonable costs and fees associated with the proceeding. For purposes of this Agreement, "legal proceedings" shall include arbitration, administrative, bankruptcy and judicial proceedings, including appeals therefrom.

         10. Miscellaneous.

                  a. This Agreement contains the entire understanding of the parties as to the matters addressed herein, and supersedes all prior agreements related to the same. No amendment to this Agreement shall be effective against a party hereto unless in writing and duly executed by such party.

                  b. This Agreement shall be governed by and construed in accordance applicable federal law and the laws of the State of Washington. Venue for any action related to this Agreement shall be in King County, Washington.

                  c. This Agreement may be executed in counterparts which, when taken together, shall have the same effect as a fully executed original. Delivery of a signed copy of this Agreement by telefacsimile shall have the same effect as delivering a signed original.

                  d. The parties agree to execute any documents necessary or convenient to give effect to intents and purposes of this Agreement.


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                  e. All notices to be given hereunder shall be in writing and shall be deemed given upon the earlier of when received or three days after mailing addressed as follows:


                                MUIR MILACH, INC.
                                 F/V MUIR MILACH
                                  David Fraser
                             120 Lakeside, Suite 230
                                Seattle, WA 98122

                                 TRACY ANNE, INC
                                 F/V TRACY ANNE.
                                  Charles Yates
                             120 Lakeside, Suite 230
                                Seattle, WA 98122

                                 SEA STORM, INC.
                                  F/V SEA STORM
                                Doug Christensen
                            400 North 34th, Suite 306
                                Seattle, WA 98103

                                FORUM STAR, INC.
                                 F/V FORUM STAR
                                    Jim Chase
                                   PO Box 4280
                              Portsmouth N.H. 03802

                           NEAHKAHNIE FISHERIES, INC.
                                 F/V NEAHKAHNIE
                                 Frank Bohannon
                                 56648 Lunar DR.
                                   PO Box 3529
                               Sunriver, OR 97707

                             AMERICAN SEAFOODS, INC.
                             F/V AMERICAN CHALLENGER
                                    Mike Hyde
                             American Seafoods, Inc.
                                 2025 First Ave.
                                Seattle, WA 98121

                              HARVESTER ENTERPRISES
                               F/V OCEAN HARVESTER
                                   Kaare Ness
                                20117 15th Ave.NW
                               Shoreline, WA 98177


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The Members may from time to time change their address for notice purposes by written notice to the other Member.

                  f. This Agreement shall be binding on the successors and assigns of all parties hereto.

                  g. This Agreement shall be construed as a whole according to its fair meaning, without a presumption that it shall be more strictly construed against the person who drafted it, as each party has participated in its preparation with the assistance of counsel.

                  h. In the event that any provision of this Agreement is held to be invalid or unenforceable, such provision shall be deemed to be severed from this Agreement, and such holding shall not affect in any respect whatsoever the validity of the remainder of this Agreement.


         Dated as of the date first set forth above.


---------------------------------         ------------------------------------
FORUM STAR, INC                           HARVESTER ENTERPRISES, INC.

---------------------------------         ------------------------------------
AMERICAN SEAFOODS COMPANY                 MUIR MILACH, INC.

---------------------------------         ------------------------------------
SEA STORM, INC.                           TRACY ANNE, INC.

---------------------------------         ------------------------------------
NEAHKAHNIE FISHERIES, INC.                OFFSHORE POLLOCK CATCHER COOPERATIVE


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                                    EXHIBIT A

                                HARVEST SCHEDULE




BERING SEA / ALEUTIAN ISLANDS POLLOCK FISHERY HARVEST SCHEDULE

------------------------------------------- ---------------------------------------------------------
                Members                        Percentage of Annual Bering Sea / Aleutian Islands
                                             Directed Pollock Fishery as Defined in Section 205(4)
                                                                   of the Act

------------------------------------------- ---------------------------------------------------------
------------------------------------------- ---------------------------------------------------------

Forum Star, Inc.                                                     .2441%
F/V FORUM STAR, ON 925863

American Seafoods Company                                            .3149%
F/V AMERICAN CHALLENGER, ON615085

Harvester Enterprises                                               .4325%
F/V OCEAN HARVESTER, ON 549892

Muir Milach, Inc.                                                    .4538%
F/V MUIR MILACH, ON 611524

Tracy Anne, Inc.                                                     .4642%
F/V TRACY ANNE, ON 904859

Neahkahnie Fisheries, Inc.                                           .6679%
F/V NEAHKAHNIE, 599534

Sea Storm, Inc.                                                      .8226%
F/V SEA STORM, ON 628959

TOTAL:                                                                3.4%
------------------------------------------- ---------------------------------------------------------



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